Exhibit 10.1

EXECUTION COPY

EXHIBIT A

FORM OF

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2008 by and between AUTODESK, INC., a Delaware corporation (“Parent”), SWITCH ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the undersigned stockholder (“Stockholder”) of MOLDFLOW CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) an offer by Merger Sub (the “Offer”) to pay Twenty Two Dollars ($22.00) in cash (the “Offer Price”) for each of the issued and outstanding shares of capital stock of the Company, and (ii) the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of the securities of the Company, including shares of Company Capital Stock and/or options to purchase shares of Company Capital Stock (including any Company Options) and/or warrants to purchase shares of Company Capital Stock and/or any other rights to purchase shares of Company Capital Stock (collectively, the “Company Securities”) as is indicated on the signature page of this Agreement.

WHEREAS, in consideration of the execution of the Merger Agreement by Parent and Merger Sub, Stockholder (in Stockholder’s capacity as such) is hereby agreeing to tender and vote the Shares (as defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “Beneficial Owner” is a Person who Beneficially Owns securities.

(b) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) the Effective Time and (iii) such date and time as any amendment or change to the Merger Agreement is effected without Stockholder’s consent that decreases the Offer Price.

(c) “Shares” shall mean (i) all Company Securities Beneficially Owned by Stockholder as of the date hereof, and (ii) all additional Company Securities, including any shares of Company Capital Stock issuable upon the exercise of any options and/or warrants and/or other rights to purchase Company Capital Stock, of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(d) “Tender Shares” shall mean the Shares excluding any shares of Company Restricted Stock Beneficially Owned by the Stockholder as of the immediately prior to the Appointment Time.

(e) A Person shall be deemed to have effected a “Transfer” of a Share if such person, other than by operation of applicable Legal Requirements or Order not resulting from a Person’s actions, directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into a Contract providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2. Transfer of Shares.

(a) Transfer Restrictions. Stockholder shall not Transfer or cause or permit any Transfer of any of the Shares other than to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Offer and shall not cause to be tendered any Shares other than the Tender Shares in the Offer.

(b) Transfer of Voting Rights. Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares held by Stockholder, or enter into any voting or similar Contract in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.

(c) Notwithstanding the foregoing, such Stockholder may make (a) Transfers of Shares by will or by operation of law or other transfers for estate planning purposes, in which case this Agreement shall bind the transferee, (b) with respect to such Stockholder’s Company Options which expire on or prior to the Termination Date, Transfers of Shares to the Company as payment for the (I) exercise price of such Stockholder’s Company Options which Company Options and (II) taxes applicable to the exercise of such Stockholder’s Company Options, and (c) as Parent may otherwise agree in writing in its sole discretion.

3. Agreement to Vote Shares.

(a) At every meeting of the Company Stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders, Stockholder (in Stockholder’s capacity as a Company Stockholder shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

(i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement;

(ii) against approval of any Acquisition Proposal;

(iii) against any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transaction contemplated by the Merger Agreement; and

(iv) against any action that would reasonably be expected to result in the failure of any Conditions to the Offer to be satisfied.

(b) In the event that a meeting of the Company Stockholders is held, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement to Tender. Unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall tender, pursuant to and in accordance with the terms of the Offer, the Tender Shares. No later than five (5) Business Days prior to the initial expiration date of the Offer, Stockholder shall (a) deliver to the depositary designated in the Offer (the “Depositary”), (i) certificates representing the Tender Shares, (ii) or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a Book-Entry Share of any uncertificated Tender Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Tender Shares to tender such Tender Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Stockholder shall not tender the Tender Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent. Stockholder agrees that, once such Tender Shares are tendered, Stockholder will not withdraw any of such Tender Shares from the Offer, unless and until (A) the Offer shall have been terminated by Merger Sub in accordance with the terms of the Merger Agreement without acceptance for payment of such tendered Shares or (B) this Agreement shall have been terminated in accordance with its terms; provided, however, that Stockholder shall not be required, for purposes of this Agreement, to exercise any unexercised Company Options held by Stockholder.

5. Agreement Not to Exercise Appraisal Rights. Stockholder shall not exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares that may arise with respect to the Merger.

6. Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants to purchase shares of Company Capital Stock and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of the Company in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

7. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable Legal Requirements, with respect to the Shares.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

9. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants (solely in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants to purchase shares of Company Capital Stock) to Parent and Merger Sub as of the date hereof that:

(a) Power; Binding Agreement. Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Proxy have been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitute a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Except for filings that may be required under the Exchange Act and the HSR Act, and any applicable foreign antitrust, competition or merger control laws and regulations, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by Stockholder of this Agreement and the Proxy, the performance by Stockholder of its obligations hereunder and thereunder and the consummation by Stockholder of the transactions contemplated hereby and thereby. None of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s Shares may be bound in each case that would adversely affect Stockholder’s ability to perform its obligations hereunder, or (iii) violate any Legal Requirements applicable to Stockholder or any of Stockholder’s Shares.

(c) Ownership of Shares. Stockholder (i) is the Beneficial Owner of the Shares as set forth on the signature page to this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities Legal Requirements or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Shares indicated on the signature page to this Agreement.

(d) Voting Power. Except as set forth on the signature page to this Agreement, Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities Legal Requirements and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any option and/or warrant and/or other rights to purchase shares of Company Capital Stock (including Company Options).

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder.

(f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

10. Certain Restrictions. Stockholder shall not, directly or indirectly, take any action that would (a) make the representation set forth in Section 9(c)(i) of this Agreement untrue or incorrect or (b) adversely affect Stockholder’s ability to perform its obligations hereunder.

11. No Solicitation. Unless and until this Agreement is terminated pursuant to its terms, Stockholder (solely in Stockholder’s capacity as such) shall not, and shall use its reasonable best efforts to, cause any of its directors, officers or other employees, controlled affiliates, or any investment banker, attorney or other advisor or representative retained by such Stockholder (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub), that could reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, (v) execute or enter into any letter of intent, memorandum of understanding or Contract contemplating or otherwise relating to an Acquisition Transaction. Unless and until this Agreement is terminated pursuant to its terms, Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Transaction. Without limiting the generality of the foregoing, Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 11 by Stockholder or any of its Representatives shall be deemed to be a breach of this Section 11 by Stockholder. Stockholder shall not enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.

12. Disclosure. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related to thereto, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement. Parent will provide Stockholder with prior notice, to the extent practicable, concerning the disclosure referred to in the preceding sentence.

13. Further Assurances. Subject to the terms and conditions of this Agreement, Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Stockholder’s obligations under this Agreement. Stockholder, in Stockholder’s capacity as a Company Stockholder, shall at all times publicly support the Offer and the Merger.

14. Legending of Shares. If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

15. Merger Agreement. Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand and consult with independent counsel concerning, the Merger Agreement (including exhibits and schedules thereto).

16. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 16 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any willful breach of this Agreement.

17. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company Certificate of Incorporation, the possible acquisition of the Company Shares by Parent and Merger Sub pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

18. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance with any of the terms or conditions of this Agreement.

(d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that each of Parent and Merger Sub shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent and Merger Sub upon any such violation, Parent and Merger Sub shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent and Merger Sub at law or in equity.

(e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Parent to:

Autodesk, Inc.

111 McInnis Parkway

San Rafael, California 94903

Attention: General Counsel

Telecopy No.: (415) 507-5100

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Street

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention:	Michael S. Ringler, Esq. Jason P. Sebring, Esq.
Telephone No.	(415) 947-2000
Fax No.:	(415) 947-2099

If to Stockholder to:

To the address for notice set forth the signature page hereto.

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention:	Stuart M. Cable, Esq. James A. Matarese, Esq. Danielle M. Lauzon, Esq.
Telephone No.	(617) 570-1000
Fax No.:	(617) 523-1231

(g) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(j) Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer and the Merger) in any jurisdiction or courts other than as provided herein.

(k) WAIVER OF JURY TRIAL. EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(l) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(m) Certain Interpretations.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(iii) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(n) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(o) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

AUTODESK, INC.

By:
Name:
Title:

SWITCH ACQUISITION CORPORATION

By:
Name:
Title:

(SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT)

STOCKHOLDER:

(Name of Entity, if an entity)

By:
Name:
Title:
Address:

Facsimile:

(SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT)

Schedule I

[Insert Name of Stockholder]

Share that are Beneficially Owned:

                     shares of Company Common Stock

                     shares of Company Restricted Stock or restricted stock units shares of Company Common Stock issuable upon exercise of outstanding options or warrants or other rights to purchase Company Common Stock

With respect to the shares set forth above and assuming the acceleration and exercise of all such Shares, please indicate the number of shares as to which you possess the sole power to vote (or to direct the vote), sole power to dispose (or to direct the disposition) or shared power to so vote or dispose:

(i)	Sole power to vote:

(ii)	Shared power to vote:

(iii)	Sole power to dispose:

(iv)	Shared power to dispose:

(SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT)

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of MOLDFLOW CORPORATION, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Carl Bass and Pascal W. Di Fronzo of AUTODESK, INC., a Delaware Corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Tender and Voting Agreement of even date herewith by and among Parent and Stockholder (the “Tender and Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Switch Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, (i) an offer by Merger Sub (the “Offer”) to pay Twenty Two Dollars ($22.00) in cash (the “Offer Price”) for each of the issued and outstanding shares of capital stock of the Company and (ii) the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) the Effective Time, and (iii) such date and time as any amendment or change to the Merger Agreement is effected without Stockholder’s consent that decreases the Offer Price.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of the Company Stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement; (ii) against approval of any Acquisition Proposal; (iii) against any action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer; and (iv) that would reasonably be expected to result in the failure of any Conditions to the Offer to be satisfied.

(SIGNATURE PAGE TO IRREVOCABLE PROXY)

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein. Stockholder may vote the Shares on all other matters.

Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: , 2008	STOCKHOLDER:

(Name of Entity, if an entity)

By:
Name:
Title:

(SIGNATURE PAGE TO IRREVOCABLE PROXY)